                                                                   EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of
Endurance Specialty Holdings Ltd. (the "Company") for the registration of an indeterminate amount of securities and to the incorporation by reference therein of our reports dated February 16, 2005, with respect to the consolidated financial statements of the Company, the Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the
Company, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004 and our report dated March 8, 2005 with respect to the related financial statement schedules included therein, filed with the
Securities and Exchange Commission.

/s/ Ernst & Young

Hamilton, Bermuda
December 19, 2005